UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of The Securities Exchange Act
                                     of 1934


               Date of Report (Date of earliest event reported): June 20, 2002


                                    MFB Corp.
                       (Exact name of registrant as specified in its charter)




                                     INDIANA

                             (State or other jurisdiction of incorporation)



      0-23374                                                   35-1907258
Commission File Number)                        (IRS Employer Identification No.)


                  121 South Church Street
                  Post Office Box 528
                  Mishawaka, Indiana  46544

                  (Address of principal executive offices)    (Zip Code)


     Registrant's telephone number, including area code: (219) 255-3146




Item 5.  Other Events.
Pursuant to General Instruction F to Form 8-K, the press release issued June 20, 2002 concerning the May 31, 2002 charge to earnings.



Item 7.  Financial Statements and Exhibits.



         (c)      Exhibits

                  Exhibit 1 -- Press Release dated June 20, 2002.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



---------------------------------------
Thomas Flournoy, Chief Financial Officer



Dated:  June  20, 2002










                      MFB Corp. Announces Third Quarter Charge to Earnings

June 20, 2002


         Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC) (the "Company"), parent company of MFB Financial (the "Bank"), based in Mishawaka, Indiana, announced today that it will take a specific charge against earnings of $750,000 ($450,000 net of tax) for the quarter ending June 30, 2002 with respect to a commercial loan made by the Bank to a furniture manufacturing company. The net of tax charge represents $0.33 diluted earnings per share. The loan balance following this charge was approximately $1.94 million and there remains a $400,000 specific reserve established for the loan.


        In March, 2000 a credit facility was granted to a previous borrower. That borrower was unable to successfully operate the business and the business was sold to the current borrowers. In conjunction with this sale, the Bank originated a loan in the principal amount of $2,000,000 to the current borrowers in October, 2000. Subsequently, the Bank loaned an additional $940,000 to those borrowers. The efforts of this new management to revitalize the business failed and the current borrowers ceased operations in January, 2002. The borrowers have not made principal and interest payments on the loan since December, 2001. The Company previously recorded a $500,000 charge against earnings on this loan in the quarter ended March 31, 2002, as disclosed in its quarterly report on Form 10-Q for that period.

         The loan is secured by real estate, machinery, equipment and inventory. After conducting an analysis of the liquidation value of this collateral, the Company determined that the additional charge to earnings announced today would be necessary. The Company cannot estimate at this time how much of the loan it will ultimately recover from the disposition of the collateral or from the personal guarantee provided by one of the principals of the borrower. The Company expects to announce its third quarter operating results around July 17, 2002.


         MFB Corp's wholly owned bank subsidiary, MFB Financial, provides retail and small business financial services to the Michiana area through its seven banking centers in St. Joseph and Elkhart counties. MFB Financial comprises over 99% of the assets of MFB Corp.


             The foregoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, changes in economic conditions in the company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the company's market area, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Corporation does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.